Exhibit 99.1

WestRock Reports Fiscal 2023 Second Quarter Results; Transformation Progressing Well

ATLANTA--(BUSINESS WIRE)--May 4, 2023--WestRock Company (NYSE:WRK), a leading provider of sustainable paper and packaging solutions, today announced results for its fiscal second quarter ended March 31, 2023.

Second Quarter Highlights and other notable items:

  Net sales of $5.3 billion
  Net loss of $2.0 billion, included a $1.9 billion pre-tax, non-cash goodwill impairment and $445 million of pre-tax restructuring and other costs; Adjusted Net Income of $198 million
  Simplifying our portfolio to streamline our business, improve performance and deliver best-in-class returns
  Consolidated Adjusted EBITDA of $789 million; Corrugated Packaging and Consumer Packaging segments Adjusted EBITDA increased 24.0% and 6.2% year-over-year, respectively
  Results negatively impacted by $58 million due to economic downtime, as well as a $40 million increase in non-cash pension costs year-over-year; our U.S. qualified and non-qualified pension plans remain overfunded
  Loss per diluted share of $7.85 and Adjusted Earnings per Diluted Share of $0.77

“The WestRock team delivered a solid second quarter, demonstrating the strength of our integrated and diversified packaging business,” said David B. Sewell, chief executive officer. “Our broad portfolio, product innovations and self-help initiatives are enabling us to successfully navigate the current market challenges.

“Closing our North Charleston mill is another step in our ongoing portfolio optimization strategy. We are accelerating our efforts to streamline our operations and drive growth in the most attractive markets. Looking ahead, we remain committed to operating world class assets and investing our capital to drive the greatest returns.”

Consolidated Financial Results

WestRock’s performance for the three months ended March 31, 2023 and 2022 (in millions):

	Three Months Ended
	Mar. 31, 2023	Mar. 31, 2022	$ Var.	% Var.

Net sales	$5,277.6	$5,382.1	$(104.5)	-1.9%
Net (loss) income	$(2,006.1)	$39.9	$(2,046.0)	nm
Consolidated Adjusted EBITDA	$788.6	$853.9	$(65.3)	-7.6%

Net sales decreased $105 million, or 1.9%, year-over-year driven by a $370 million, or 24%, decrease in Global Paper segment sales that were partially offset by a $308 million, or 13.3%, increase in Corrugated Packaging segment sales. Net sales in the current year quarter included $328 million related to the consolidation of Gondi, S.A. de C.V. (“Grupo Gondi” and “Grupo Gondi Acquisition”).

The net loss in the second quarter of fiscal 2023 was primarily due to the $1.9 billion pre-tax, non-cash goodwill impairment and higher restructuring and other costs. The net loss was also impacted by lower volumes excluding the Grupo Gondi Acquisition, increased net cost inflation, economic downtime, increased non-cash pension costs, costs associated with the Mahrt mill work stoppage, and business systems transformation costs. These costs were partially offset by higher selling price/mix, cost savings and contribution from the Grupo Gondi Acquisition.

Consolidated Adjusted EBITDA decreased $65 million, or 7.6%, year-over-year, primarily due to lower Global Paper and Distribution segment Adjusted EBITDA that was partially offset by higher Adjusted EBITDA in our Corrugated Packaging and Consumer Packaging segments. The Adjusted EBITDA impact of the Grupo Gondi operations contributed an incremental $50 million compared to the prior year quarter.

Additional information about the changes in segment sales and Adjusted EBITDA by segment are included below.

Goodwill Impairment

During the second quarter of fiscal 2023 we recorded a $1.9 billion pre-tax, non-cash goodwill impairment (or $1.8 billion after-tax); $1.4 million in Global Paper and $514 million in our Corrugated Packaging reportable segment. The goodwill impairment was linked to prior acquisitions and driven by the sustained decrease in the Company’s market capitalization and further deterioration of macroeconomic conditions, including the impact of soft demand, pricing pressure and elevated inflation, which negatively affected our long-term forecasts in certain segments, as well as certain higher discount rates.

Restructuring and Other Costs

Restructuring and other costs during the second quarter of fiscal 2023 were $445 million ($347 million of which was non-cash), and were primarily related to the decision to close our North Charleston paper mill. Restructuring and other costs during the second quarter of fiscal 2022 were $363 million ($321 million of which was non-cash), primarily related to the closure of the Panama City, Florida paper mill.

Cash Flow Activities

Net cash provided by operating activities was $284 million in the second quarter of fiscal 2023 compared to $390 million in the prior year quarter primarily due to lower earnings.

Total debt was $9.5 billion at March 31, 2023, $9.3 billion excluding $166 million of unamortized fair market value step-up of debt acquired in mergers and acquisitions, and $9.0 billion after further excluding cash and cash equivalents of $363 million. Total debt was largely unchanged compared to last quarter. The Company had approximately $3.2 billion of available liquidity from long-term committed credit facilities and cash and cash equivalents at March 31, 2023.

During the second quarter of fiscal 2023, WestRock invested $282 million in capital expenditures and returned $70 million in capital to stockholders in dividend payments.

Segment Results

We have included the financial results of the Grupo Gondi operations in our Corrugated Packaging segment.

WestRock’s segment performance for the three months ended March 31, 2023 and 2022 was as follows (in millions):

Corrugated Packaging Segment

	Three Months Ended
	Mar. 31, 2023	Mar. 31, 2022	Var.	% Var.

Segment sales	$2,627.4	$2,319.0	$308.4	13.3%
Adjusted EBITDA	$407.5	$328.7	$78.8	24.0%
Adjusted EBITDA Margin	15.5%	14.2%	130 bps

Corrugated Packaging segment sales increased $308 million, or 13.3%, primarily due to $328 million of sales from the acquired Grupo Gondi operations and higher selling price/mix that were partially offset by lower volumes excluding the Grupo Gondi Acquisition.

Corrugated Packaging Adjusted EBITDA increased $79 million, or 24.0%, primarily due to the incremental $50 million contribution from the Grupo Gondi operations, the margin impact from higher selling price/mix and cost savings, which were partially offset by increased net cost inflation, lower volumes excluding the Grupo Gondi Acquisition and economic downtime. Corrugated Packaging Adjusted EBITDA margin was 15.5% and Adjusted EBITDA margin excluding trade sales was 16.0%.

Consumer Packaging Segment

	Three Months Ended
	Mar. 31, 2023	Mar. 31, 2022	Var.	% Var.

Segment sales	$1,265.1	$1,250.6	$14.5	1.2%
Adjusted EBITDA	$218.6	$205.8	$12.8	6.2%
Adjusted EBITDA Margin	17.3%	16.5%	80 bps

Consumer Packaging segment sales increased $15 million, or 1.2%, primarily due to higher selling price/mix that was partially offset by lower volumes and the unfavorable impact of foreign currency.

Consumer Packaging Adjusted EBITDA increased $13 million, or 6.2%, primarily due to the margin impact from higher selling price/mix and cost savings that were largely offset by increased net cost inflation, lower volumes, increased non-cash pension costs and the unfavorable impact of foreign currency. Consumer Packaging Adjusted EBITDA margin was 17.3%.

Global Paper Segment

	Three Months Ended
	Mar. 31, 2023	Mar. 31, 2022	Var.	% Var.

Segment sales	$1,168.2	$1,538.1	$(369.9)	-24.0%
Adjusted EBITDA	$187.1	$308.6	$(121.5)	-39.4%
Adjusted EBITDA Margin	16.0%	20.1%	-410 bps

Global Paper segment sales decreased $370 million, or 24.0%, primarily due to lower volumes that were partially offset by higher selling price/mix. Additionally, segment sales are lower than the prior year period as sales to Grupo Gondi are now eliminated.

Global Paper Adjusted EBITDA decreased $122 million, or 39.4%, primarily due to lower volumes, increased net cost inflation, economic downtime and increased non-cash pension costs, which were partially offset by the margin impact from higher selling price/mix. Global Paper Adjusted EBITDA margin was 16.0%.

Distribution Segment

	Three Months Ended
	Mar. 31, 2023	Mar. 31, 2022	Var.	% Var.

Segment sales	$307.3	$362.3	$(55.0)	-15.2%
Adjusted EBITDA	$9.3	$28.0	$(18.7)	-66.8%
Adjusted EBITDA Margin	3.0%	7.7%	-470 bps

Distribution segment sales decreased $55 million, or 15.2%, primarily due to lower volumes that were partially offset by higher selling price/mix. The volume in the prior year quarter included a large healthcare order.

Distribution Adjusted EBITDA decreased $19 million, or 66.8%, primarily due lower volumes and increased cost inflation that were partially offset by cost savings and the margin impact of higher selling price/mix.

Conference Call

WestRock will host a conference call to discuss its results of operations for the fiscal second quarter ended March 31, 2023, and other topics that may be raised during the discussion at 8:30 a.m., Eastern Time, on Thursday, May 4, 2023. The conference call, which will be webcast live, an accompanying slide presentation, and this release can be accessed at ir.westrock.com.

Investors who wish to participate in the webcast via teleconference should dial 833-630-1583 (inside the U.S.) or +1 412-317-1822 (outside the U.S.) at least 15 minutes prior to the start of the call and ask to be joined into the WestRock Company call. Replays of the call can be accessed at ir.westrock.com.

About WestRock

WestRock (NYSE:WRK) partners with our customers to provide differentiated, sustainable paper and packaging solutions that help them win in the marketplace. WestRock’s team members support customers around the world from locations spanning North America, South America, Europe, Asia and Australia. Learn more at www.westrock.com.

Cautionary Statements

This release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on our current expectations, beliefs, plans or forecasts and are typically identified by words or phrases such as "may," "will," "could," "should," "would," "anticipate," "estimate," "expect," "project," "intend," "plan," "believe," "target," "prospects," "potential" and "forecast," and other words, terms and phrases of similar meaning. Forward-looking statements involve estimates, expectations, projections, goals, forecasts, assumptions, risks and uncertainties. A forward-looking statement is not a guarantee of future performance, and actual results could differ materially from those contained in the forward-looking statement.

Forward-looking statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond our control, such as developments related to pricing cycles and volumes; economic, competitive and market conditions generally, including macroeconomic uncertainty, and adverse developments affecting the financial services industry, customer inventory rebalancing, the impact of inflation and increases in energy, raw materials, shipping, labor and capital equipment costs; reduced supply of raw materials, energy and transportation, including from supply chain disruptions and labor shortages; intense competition; results and impacts of acquisitions, including operational and financial effects from the Grupo Gondi Acquisition, and divestitures as well as risks related to our joint ventures; business disruptions, including from public health crises such as a resurgence of COVID, the occurrence of severe weather or a natural disaster or other unanticipated problems, such as labor difficulties, equipment failure or unscheduled maintenance and repair; failure to respond to changing customer preferences; the amount and timing of capital expenditures, including installation costs, project development and implementation costs, and costs related to resolving disputes with third parties with which we work to manage and implement capital projects; risks related to international sales and operations; the production of faulty or contaminated products; the loss of certain customers; adverse legal, reputational, operational and financial effects resulting from cyber incidents and the effectiveness of business continuity plans during a ransomware or other cyber incident; work stoppages and other labor relations difficulties; inability to attract, motivate, train and retain qualified personnel; risks associated with sustainability and climate change, including our ability to achieve our environmental, social and governance targets and goals on announced timelines or at all; our inability to successfully identify and make performance and productivity improvements and risks associated with completing strategic projects on the anticipated timelines and realizing anticipated financial or operational improvements on announced timelines or at all, including with respect to our business systems transformation; risks related to our indebtedness; the scope, costs, timing and impact of any restructuring of our operations and corporate and tax structure; our desire or ability to repurchase company stock; the scope, timing and outcome of any litigation, claims or other proceedings or dispute resolutions and the impact of any such litigation (including with respect to the Brazil tax liability matter); and additional impairment charges. Such risks and other factors that may impact forward-looking statements are discussed in Item 1A “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended September 30, 2022, as well as the other risks discussed in our subsequent filings with the Securities and Exchange Commission. The information contained herein speaks as of the date hereof, and the Company does not have or undertake any obligation to update or revise its forward-looking statements, whether as a result of new information, future events or otherwise, except to the extent required by law.

WestRock Company
Consolidated Statements of Operations
In millions, except per share amounts (unaudited)

	Three Months Ended		Six Months Ended
	March 31,		March 31,
	2023	2022	2023	2022

Net sales	$5,277.6	$5,382.1	$10,200.7	$10,334.3
Cost of goods sold	4,357.3	4,378.4	8,515.2	8,534.0
Gross profit	920.3	1,003.7	1,685.5	1,800.3
Selling, general and administrative expense excluding intangible amortization	498.9	493.1	978.0	946.0
Selling, general and administrative intangible amortization expense	86.2	88.1	172.8	176.1
(Gain) loss on disposal of assets	(8.6)	2.5	(10.3)	(11.4)
Multiemployer pension withdrawal income	-	-	-	(3.3)
Restructuring and other costs	444.7	363.4	477.7	365.7
Goodwill impairment	1,893.0	-	1,893.0	-
Operating (loss) profit	(1,993.9)	56.6	(1,825.7)	327.2
Interest expense, net	(108.4)	(72.5)	(205.7)	(159.2)
Loss on extinguishment of debt	-	(8.2)	-	(8.2)
Pension and other postretirement non-service (cost) income	(6.0)	39.7	(11.0)	79.6
Other (expense) income, net	(17.8)	6.3	7.4	6.5
Equity in income (loss) of unconsolidated entities	4.5	20.6	(31.5)	39.0
(Loss) income before income taxes	(2,121.6)	42.5	(2,066.5)	284.9
Income tax benefit (expense)	116.8	(1.8)	108.5	(60.4)
Consolidated net (loss) income	(2,004.8)	40.7	(1,958.0)	224.5
Less: Net income attributable to noncontrolling interests	(1.3)	(0.8)	(2.8)	(2.3)
Net (loss) income attributable to common stockholders	$(2,006.1)	$39.9	$(1,960.8)	$222.2

Computation of diluted earnings per share under the two-class method (in millions, except per share data):

Net (loss) income attributable to common stockholders	$(2,006.1)	$39.9	$(1,960.8)	$222.2
Less: Distributed and undistributed income available to participating securities	-	(0.1)	-	(0.1)
Distributed and undistributed (loss) income available to common stockholders	$(2,006.1)	$39.8	$(1,960.8)	$222.1

Diluted weighted average shares outstanding	255.6	265.3	255.2	266.1

Diluted (loss) earnings per share	$(7.85)	$0.15	$(7.68)	$0.83

WestRock Company
Segment Information
In millions (unaudited)

	Three Months Ended		Six Months Ended
	March 31,		March 31,
	2023	2022	2023	2022
Net sales:
Corrugated Packaging	$2,627.4	$2,319.0	$4,964.8	$4,539.0
Consumer Packaging	1,265.1	1,250.6	2,480.1	2,389.3
Global Paper	1,168.2	1,538.1	2,291.8	2,890.7
Distribution	307.3	362.3	628.8	687.1
Intersegment Eliminations	(90.4)	(87.9)	(164.8)	(171.8)
Total	$5,277.6	$5,382.1	$10,200.7	$10,334.3

Adjusted EBITDA:
Corrugated Packaging	$407.5	$328.7	$736.9	$617.6
Consumer Packaging	218.6	205.8	401.9	375.1
Global Paper	187.1	308.6	344.4	541.0
Distribution	9.3	28.0	20.1	34.5
Total	822.5	871.1	1,503.3	1,568.2

Depreciation, depletion and amortization	(395.8)	(373.6)	(769.0)	(740.1)
Gain on sale of certain closed facilities	8.9	-	9.8	14.4
Multiemployer pension withdrawal income	-	-	-	3.3
Restructuring and other costs	(444.7)	(363.4)	(477.7)	(365.7)
Goodwill impairment	(1,893.0)	-	(1,893.0)	-
Non-allocated expenses	(33.9)	(17.2)	(62.6)	(34.0)
Interest expense, net	(108.4)	(72.5)	(205.7)	(159.2)
Loss on extinguishment of debt	-	(8.2)	-	(8.2)
Other (expense) income, net	(17.8)	6.3	7.4	6.5
Other adjustments	(59.4)	-	(179.0)	(0.3)
(Loss) income before income taxes	$(2,121.6)	$42.5	$(2,066.5)	$284.9

Depreciation, depletion and amortization:
Corrugated Packaging	$211.2	$166.9	$403.4	$333.9
Consumer Packaging	85.5	90.1	169.6	176.4
Global Paper	91.2	109.8	180.3	216.0
Distribution	6.9	5.8	13.8	11.6
Corporate	1.0	1.0	1.9	2.2
Total	$395.8	$373.6	$769.0	$740.1

Other adjustments:
Corrugated Packaging	$4.7	$(6.4)	$54.5	$(6.4)
Consumer Packaging	28.0	7.5	59.6	7.7
Global Paper	9.1	(1.1)	26.6	(1.0)
Corporate	17.6	-	38.3	-
Total	$59.4	$(0.0)	$179.0	$0.3

WestRock Company
Consolidated Statements of Cash Flows
In millions (unaudited)
	Three Months Ended		Six Months Ended
	March 31,		March 31,
	2023	2022	2023	2022
Cash flows from operating activities:
Consolidated net (loss) income	$(2,004.8)	$40.7	$(1,958.0)	$224.5
Adjustments to reconcile consolidated net income to net cash provided by operating activities:
Depreciation, depletion and amortization	395.8	373.6	769.0	740.1
Deferred income tax benefit	(220.1)	(86.0)	(239.6)	(100.0)
Share-based compensation expense	13.5	24.5	23.1	39.7
401(k) match and company contribution in common stock	-	-	-	2.5
Pension and other postretirement funding more (less) than cost (income)	4.6	(34.9)	8.2	(67.3)
Cash surrender value increase in excess of premiums paid	(12.3)	1.6	(25.4)	(15.0)
Equity in (income) loss of unconsolidated entities	(4.5)	(20.6)	31.5	(39.0)
Gain on sale of businesses	-	-	(11.1)	-
Goodwill impairment	1,893.0	-	1,893.0	-
Other impairment adjustments	388.4	321.2	387.7	322.1
(Gain) loss on disposal of plant and equipment and other, net	(7.9)	2.4	(9.6)	(11.5)
Other, net	(15.0)	(0.2)	(14.3)	5.3
Changes in operating assets and liabilities, net of acquisitions / divestitures:
Accounts receivable	(114.6)	(289.5)	170.3	(229.1)
Inventories	9.0	(15.9)	(44.8)	(133.4)
Other assets	14.6	(108.3)	(49.7)	(152.4)
Accounts payable	(100.4)	58.9	(214.3)	64.3
Income taxes	46.5	41.0	46.7	103.0
Accrued liabilities and other	(1.7)	81.4	(212.7)	(111.1)
Net cash provided by operating activities	284.1	389.9	550.0	642.7

Investing activities:
Capital expenditures	(281.5)	(181.0)	(563.7)	(354.1)
Cash paid for purchase of businesses, net of cash acquired	-	-	(853.5)	(7.0)
Proceeds from corporate owned life insurance	4.5	25.7	6.7	27.7
Proceeds from sale of businesses	-	-	25.9	-
Proceeds from currency forward contracts	-	-	23.2	-
Proceeds from sale of property, plant and equipment	14.2	0.6	18.7	23.0
Proceeds from property, plant and equipment insurance settlement	-	-	-	1.7
Other, net	(0.5)	2.9	(0.8)	2.1
Net cash used for investing activities	(263.3)	(151.8)	(1,343.5)	(306.6)

Financing activities:
Additions to revolving credit facilities	32.1	-	42.3	-
Repayments of revolving credit facilities	-	(40.0)	(116.3)	(40.0)
Additions to debt	(10.7)	343.8	1,379.1	375.1
Repayments of debt	(6.0)	(364.0)	(516.7)	(416.2)
Changes in commercial paper, net	(10.1)	224.6	291.4	224.6
Other debt additions (repayments), net	7.5	(64.2)	(16.1)	4.8
Issuances of common stock, net of related tax withholdings	(18.7)	(15.4)	(16.3)	(9.2)
Purchases of common stock	-	(210.1)	-	(310.2)
Cash dividends paid to stockholders	(70.3)	(65.8)	(140.3)	(132.1)
Other, net	0.9	7.6	0.5	15.4
Net cash (used for) provided by financing activities	(75.3)	(183.5)	907.6	(287.8)
Effect of exchange rate changes on cash and cash equivalents, and restricted cash	3.7	14.3	(2.0)	21.0
Changes in cash and cash equivalents, and restricted cash in assets held-for-sale	(1.0)	-	(8.9)	-
(Decrease) increase in cash and cash equivalents and restricted cash	(51.8)	68.9	103.2	69.3
Cash and cash equivalents, and restricted cash at beginning of period	415.2	291.3	260.2	290.9
Cash and cash equivalents, and restricted cash at end of period	$363.4	$360.2	$363.4	$360.2

Supplemental disclosure of cash flow information:

Cash paid during the period for:
Income taxes, net of refunds	$57.6	$45.9	$86.2	$55.8
Interest, net of amounts capitalized	$145.4	$119.2	$213.5	$176.0

WestRock Company
Condensed Consolidated Balance Sheets
In millions (unaudited)

	March 31,	September 30,
	2023	2022
Assets
Current assets:
Cash and cash equivalents	$363.4	$260.2
Accounts receivable (net of allowances of $67.0 and $66.3)	2,814.9	2,683.9
Inventories	2,550.3	2,317.1
Other current assets	1,700.5	689.8
Assets held for sale	169.2	34.4
Total current assets	7,598.3	5,985.4

Property, plant and equipment, net	11,163.0	10,081.4
Goodwill	4,253.0	5,895.2
Intangibles, net	2,759.1	2,920.6
Prepaid pension asset	463.4	440.3
Other noncurrent assets	1,973.6	3,082.6
Total Assets	$28,210.4	$28,405.5

Liabilities and Equity
Current liabilities:
Current portion of debt	$501.6	$212.2
Accounts payable	2,176.8	2,252.1
Accrued compensation and benefits	433.6	627.9
Other current liabilities	1,789.7	810.6
Liabilities held for sale	65.8	-
Total current liabilities	4,967.5	3,902.8
Long-term debt due after one year	9,004.0	7,575.0
Pension liabilities, net of current portion	212.7	189.4
Postretirement medical liabilities, net of current portion	107.4	105.4
Deferred income taxes	2,605.7	2,761.9
Other noncurrent liabilities	1,644.1	2,445.8
Redeemable noncontrolling interests	7.9	5.5

Total stockholders' equity	9,643.4	11,402.0
Noncontrolling interests	17.7	17.7
Total Equity	9,661.1	11,419.7
Total Liabilities and Equity	$28,210.4	$28,405.5

Non-GAAP Financial Measures and Reconciliations

WestRock reports its financial results in accordance with accounting principles generally accepted in the United States ("GAAP"). However, management believes certain non-GAAP financial measures provide WestRock’s management, board of directors, investors, potential investors, securities analysts and others with additional meaningful financial information that should be considered when assessing our ongoing performance. Management also uses these non-GAAP financial measures in making financial, operating and planning decisions, and in evaluating WestRock’s performance. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, WestRock’s GAAP results. The non-GAAP financial measures we present may differ from similarly captioned measures presented by other companies.

Business Systems Transformation Costs

In the fourth quarter of fiscal 2022, WestRock launched a multi-year phased business systems transformation project. Due to the nature, scope and magnitude of this investment, management believes these incremental transformation costs are above the normal, recurring level of spending for information technology to support operations. Since these strategic investments, including incremental nonrecurring operating costs, will cease at the end of the investment period, are not expected to recur in the foreseeable future, and are not considered representative of our underlying operating performance, management believes presenting these costs as an adjustment in the non-GAAP results provides additional information to investors about trends in our operations and is useful for period-over-period comparisons. This presentation also allows investors to view our underlying operating results in the same manner as they are viewed by management.

We discuss below details of the non-GAAP financial measures presented by us and provide reconciliations of these non-GAAP financial measures to the most directly comparable financial measures calculated in accordance with GAAP.

Consolidated Adjusted EBITDA and Adjusted EBITDA

WestRock uses the non-GAAP financial measure “Consolidated Adjusted EBITDA”, along with other factors such as “Adjusted EBITDA” (a GAAP measure of segment performance the Company uses to evaluate our segment results), to evaluate our overall performance. Management believes that the most directly comparable GAAP measure to “Consolidated Adjusted EBITDA” is “Net (loss) income attributable to common stockholders”. It can also be derived by adding together each segment’s “Adjusted EBITDA” plus “Non-allocated expenses”. Management believes this measure provides WestRock’s management, board of directors, investors, potential investors, securities analysts and others with useful information to evaluate WestRock’s performance because it excludes restructuring and other costs, goodwill impairment, business systems transformation costs and other specific items that management believes are not indicative of the ongoing operating results of the business. WestRock’s management and board use this information to evaluate WestRock’s performance relative to other periods.

Adjusted EBITDA, a GAAP measure of segment performance, is defined as pretax earnings of a reportable segment before depreciation, depletion and amortization, and excludes the following items the Company does not consider part of our segment performance: gain on sale of certain closed facilities, multiemployer pension withdrawal income, restructuring and other costs, goodwill impairment, non-allocated expenses, interest expense, net, loss on extinguishment of debt, other (expense) income, net, and other adjustments - each as outlined in the table on page 7 ("Adjusted EBITDA").

Adjusted Segment Sales and Adjusted EBITDA Margin, Excluding Trade Sales

WestRock uses the non-GAAP financial measures “Adjusted Segment Sales” and “Adjusted EBITDA Margin, excluding trade sales”. Management believes that adjusting segment sales for trade sales is consistent with how our peers present their sales for purposes of computing segment margins and helps WestRock’s management, board of directors, investors, potential investors, securities analysts and others compare companies in the same peer group. Management believes that the most directly comparable GAAP measure to “Adjusted Segment Sales” is “segment sales”. Additionally, the most directly comparable GAAP measure to “Adjusted EBITDA Margin, excluding trade sales” is “Adjusted EBITDA Margin”. “Adjusted EBITDA Margin, excluding trade sales” is calculated by dividing that segment’s Adjusted EBITDA by Adjusted Segment Sales. “Adjusted EBITDA Margin” is a GAAP profitability measure, and it is calculated for each segment by dividing that segment’s Adjusted EBITDA by segment sales.

Adjusted Net Income and Adjusted Earnings Per Diluted Share

WestRock uses the non-GAAP financial measures “Adjusted Net Income” and “Adjusted Earnings Per Diluted Share”. Management believes these measures provide WestRock’s management, board of directors, investors, potential investors, securities analysts and others with useful information to evaluate WestRock’s performance because they exclude restructuring and other costs, goodwill impairment, business systems transformation costs and other specific items that management believes are not indicative of the ongoing operating results of the business. WestRock and its board of directors use this information to evaluate WestRock’s performance relative to other periods. WestRock believes that the most directly comparable GAAP measures to Adjusted Net Income and Adjusted Earnings Per Diluted Share are Net (loss) income attributable to common stockholders.

This release includes reconciliations of our non-GAAP financial measures to their respective directly comparable GAAP measures, as identified above, for the periods indicated (in millions, except percentages).

Reconciliations of Consolidated Adjusted EBITDA

	Three Months Ended
	March 31,
	2023	2022

Net (loss) income attributable to common stockholders	$(2,006.1)	$39.9
Adjustments: (1)
Less: Net Income attributable to noncontrolling interests	1.3	0.8
Income tax (benefit) expense	(116.8)	1.8
Other expense (income), net	17.8	(6.3)
Loss on extinguishment of debt	-	8.2
Interest expense, net	108.4	72.5
Restructuring and other costs	444.7	363.4
Goodwill impairment	1,893.0	-
Gain on sale of certain closed facilities	(8.9)	-
Depreciation, depletion and amortization	395.8	373.6
Other adjustments	59.4	-
Consolidated Adjusted EBITDA	$788.6	$853.9
(1)	Schedule adds back expense or subtracts income for certain financial statement and segment footnote items to compute Consolidated Adjusted EBITDA.

Reconciliations of Adjusted Net Income

	Three Months Ended March 31, 2023

	Consolidated Results

	Pre-Tax	Tax	Net of Tax
As reported (1)	$(2,121.6)	$116.8	$(2,004.8)
Goodwill impairment	1,893.0	(63.2)	1,829.8
Restructuring and other costs	444.7	(109.1)	335.6
Mahrt mill work stoppage (2)	36.2	(8.9)	27.3
Business systems transformation costs (2)	17.5	(4.3)	13.2
Acquisition accounting inventory related adjustments (2)	4.6	(1.1)	3.5
Losses at closed facilities (2)	1.2	(0.3)	0.9
Gain on sale of certain closed facilities	(8.9)	2.2	(6.7)
Other (2)	0.1	-	0.1
Adjusted Results	$266.8	$(67.9)	$198.9
Noncontrolling interests			(1.3)
Adjusted Net Income			$197.6
(1)

The as reported results for Pre-Tax, Tax and Net of Tax are equivalent to the line items "(Loss) income before income taxes", "Income tax benefit (expense)" and "Consolidated net (loss) income", respectively, as reported on the Consolidated Statements of Operations.

(2)	These footnoted items are the “Other adjustments” called out in the Segment Information table on page 7. The “Losses at closed facilities” line includes $0.2 million of depreciation and amortization.
	Three Months Ended March 31, 2022

	Consolidated Results

	Pre-Tax	Tax	Net of Tax
As reported (1)	$42.5	$(1.8)	$40.7
Restructuring and other costs	363.4	(89.1)	274.3
Loss on extinguishment of debt	8.2	(2.0)	6.2
Losses at closed facilities (2)	0.1	(0.1)	-
MEPP liability adjustment due to interest rates	(14.6)	3.6	(11.0)
Adjusted Results	$399.6	$(89.4)	$310.2
Noncontrolling interests			(0.8)
Adjusted Net Income			$309.4
(1)

The as reported results for Pre-Tax, Tax and Net of Tax are equivalent to the line items "(Loss) income before income taxes", "Income tax benefit (expense)” and “Consolidated net (loss) income", respectively, as reported on the Consolidated Statements of Operations.

(2)	These footnoted items are the “Other adjustments” called out in the Segment Information table on page 7. The “Losses at closed facilities” line includes $0.1 million of depreciation and amortization.

Reconciliations of Adjusted Earnings Per Diluted Share

	Three Months Ended
	March 31,
	2023	2022
(Loss) earnings per diluted share	$(7.85)	$0.15
Goodwill impairment	7.16	-
Restructuring and other costs	1.32	1.04
Mahrt mill work stoppage	0.11	-
Business systems transformation costs	0.05	-
Acquisition accounting inventory related adjustments	0.01	-
Loss on extinguishment of debt	-	0.02
Gain on sale of certain closed facilities	(0.03)	-
MEPP liability adjustment due to interest rates	-	(0.04)
Adjusted Earnings Per Diluted Share	$0.77	$1.17

Reconciliations of Adjusted Segment Sales and Adjusted EBITDA Margin, Excluding Trade Sales

Corrugated Packaging Segment

	Three Months Ended
	March 31,
	2023	2022

Segment sales	$2,627.4	$2,319.0
Less: Trade Sales	(86.9)	(86.7)
Adjusted Segment Sales	$2,540.5	$2,232.3

Adjusted EBITDA	$407.5	$328.7

Adjusted EBITDA Margin	15.5%	14.2%

Adjusted EBITDA Margin, excluding Trade Sales	16.0%	14.7%

Contacts

Investors:
Robert Quartaro, 470-328-6979
Senior Vice President, Investor Relations
robert.quartaro@westrock.com

Media:
Robby Johnson, 470-328-6397
Manager, Corporate Communications
s-crp-mediainquiries@westrock.com